UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	333-284062	47-2813168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2025, Joseph Pitman resigned as a member of the Board of Directors and as Chief Technology Officer of Helio Corporation (the “Company”) and its subsidiary, Heliospace Corporation, effective immediately. Mr. Pitman did not provide a reason for his resignation. The Company is not aware of any disagreement between Mr. Pitman and the Company, its Board of Directors, or management on any matter relating to operations, policies, or practices.

On July 30, 2025, the Board appointed Stuart D. Bale to serve as a director, effective immediately. Mr. Bale will serve until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Mr. Bale brings over 25 years of experience as a solar and space scientist, physics professor, and institutional leader. He has served as a NASA Principal Investigator on five flight instrument programs, including the Parker Solar Probe and Commercial Lunar Payload Services programs, and has a particular interest in radio-frequency science and instrumentation. Mr. Bale is a Fellow of the American Physical Society and the American Geophysical Union.

There are no arrangements or understandings between Mr. Bale and any other person pursuant to which he was selected as a director, and there are no related party transactions between Mr. Bale and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board of Directors does not have any standing committees, and Mr. Bale is not receiving any compensation for his service as a director at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: July 31, 2025	By:	/s/ Gregory T. Delory
	Name:	Gregory T. Delory
	Title:	Chief Executive Officer

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